EXHIBIT 1

TRANSACTIONS DURING THE PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the purchase of shares on the NASDAQ Global Select Market.  The prices reported below reflect the weighted average purchase price of the shares of Common Stock purchased on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price	Shares
10/6/20111	Purchase	$2.2516	14800
10/7/20112	Purchase	2.2576	11200
10/10/20113	Purchase	2.2623	9500
10/11/20114	Purchase	2.2826	35000
10/13/20115	Purchase	2.3729	5400
10/14/20116	Purchase	2.4634	10913
10/17/20117	Purchase	2.4506	5000
10/18/20118	Purchase	2.5631	9000
10/19/2011	Purchase	2.6000	500
10/20/20119	Purchase	2.5535	3871
10/21/201110	Purchase	2.5456	12000
10/24/201111	Purchase	2.6454	4928
10/25/201112	Purchase	2.5507	20900
10/26/201113	Purchase	2.5105	9400
10/27/201114	Purchase	2.6380	7200
10/28/201115	Purchase	2.6499	2629

1 This transaction was executed in multiple trades at prices ranging from $ 2.24 - 2.27.
2 This transaction was executed in multiple trades at prices ranging from $ 2.23 - 2.27.
3 This transaction was executed in multiple trades at prices ranging from $ 2.24 - 2.28.
4 Due to incomplete data available to the Reporting Persons, the Reporting Persons are reporting the average price of transactions effected on this date.
5 This transaction was executed in multiple trades at prices ranging from $2.35 - 2.40.
6 This transaction was executed in multiple trades at prices ranging from $2.42 - 2.55.
7 This transaction was executed in multiple trades at prices ranging from $2.40 - 2.49.
8 This transaction was executed in multiple trades at prices ranging from $2.49 - 2.60.
9 This transaction was executed in multiple trades at prices ranging from $2.55 - 2.57.
10 This transaction was executed in multiple trades at prices ranging from $2. 53 - 2.55.
11 This transaction was executed in multiple trades at prices ranging from $2. 62 - 2.65.
12 This transaction was executed in multiple trades at prices ranging from $2.48 - 2.58.
13 This transaction was executed in multiple trades at prices ranging from $2.51 - 2.52.
14 This transaction was executed in multiple trades at prices ranging from $2.54 - 2.65.
15 .Due to incomplete data available to the Reporting Persons, the Reporting Persons are reporting the average price of transactions effected on this date.

Date	Type	Price	Shares
11/1/201116	Purchase	$2.5965	2295
11/2/201117	Purchase	2.6350	800
11/8/201118	Purchase	2.6362	6900
11/15/2011	Purchase	2.8000	600
11/16/201119	Purchase	2.7970	4700
11/17/201120	Purchase	2.7671	9500
11/18/201121	Purchase	2.7991	11000
11/21/201122	Purchase	2.5961	4607
11/22/201123	Purchase	2.5703	2900
11/23/201124	Purchase	2.5564	1400
11/29/201125	Purchase	2.6759	10000
11/30/201126	Purchase	2.6487	3181
12/1/201127	Purchase	2.6434	9100
12/2/201128	Purchase	2.7470	95100
12/5/201129	Purchase	2.6874	10400

16 This transaction was executed in multiple trades at prices ranging from $2.59 - 2.60.
17 This transaction was executed in multiple trades at prices ranging from $2.60 - 2.65.
18 This transaction was executed in multiple trades at prices ranging from $2.60 - 2.65.
19 This transaction was executed in multiple trades at prices ranging from $2.78 - 2.80.
20 This transaction was executed in multiple trades at prices ranging from $2.75 - 2.80.
21 This transaction was executed in multiple trades at prices ranging from $2.79 - 2.80.
22 This transaction was executed in multiple trades at prices ranging from $2.58 - 2.60.
23 This transaction was executed in multiple trades at prices ranging from $2.55 - 2.58.
24 This transaction was executed in multiple trades at prices ranging from $2.55 - 2.56.
25 This transaction was executed in multiple trades at prices ranging from $2.64 - 2.69.
26 This transaction was executed in multiple trades at prices ranging from $2.64 - 2.65.
27 This transaction was executed in multiple trades at prices ranging from $2.58 - 2.65.
28 This transaction was executed in multiple trades at prices ranging from $2.68 - 2.75.
29 This transaction was executed in multiple trades at prices ranging from $2.65 - 2.70.